Exhibit 10.15

ADJUSTMENT SHARES ESCROW AGREEMENT

This Adjustment Shares Escrow Agreement (this “Agreement”) is entered into as of March 5, 2015, by and among Tyme Technologies, Inc. (f/k/a Global Group Enterprises Corp.), a Delaware corporation (the “Company”), each Depositor identified on the signature page hereto (each, a “Depositor” and collectively, the Depositors), and CKR Law LLP, as escrow agent (the “Escrow Agent”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).  Capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, Tyme Acquisition Corp., a Delaware corporation, Tyme Inc., a Delaware corporation, and the other parties thereto have entered into an Agreement and Plan of Merger and Reorganization dated as of March 5, 2015 (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, the Depositor is required to deposit in escrow certain shares of stock of the Company to secure certain obligations of the Depositor under Section 1.14(c) of the Merger Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.            Escrow.

(a)           Escrow of Shares. Simultaneously with the execution of this Agreement, each Depositor shall deposit with the Escrow Agent a certificate or certificates registered in the Depositor’s name representing the number of shares of Parent Common Stock set forth next to such Depositor’s name on Schedule A attached hereto (the “Deposit Stock Certificate(s)”), each such certificate duly endorsed in blank with signature(s) guaranteed by a member of one of the “Medallion” guarantee programs (Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP)).  The shares deposited with the Escrow Agent pursuant to this Section 1(a) are referred to herein as the “Deposit Shares.”  The Company and Depositor acknowledge and agree that the aggregate number of shares of Parent Common Stock constituting the Deposit Shares is Three Million Five Hundred Thousand (3,500,000).  The Deposit Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  The Escrow Agent agrees to hold the certificate evidencing the Deposit Shares in an escrow account (the “Escrow Account”) subject to the terms and conditions of this Agreement.

(b)           Security for the Depositor’s Compliance.  The Deposit Shares shall be (i) security for the Depositor’s compliance with its obligation to surrender to the Company for cancellation certain numbers of shares of Parent Common Stock in certain circumstances, as set forth in Section 1.14(c) of the Merger Agreement, and (ii) the exclusive means for the Company to enforce such obligations upon the occurrence of any of the events specified in Section 1.14(c) of

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the Merger Agreement requiring the surrender for cancellation without consideration of shares of Parent Common Stock by the Parent Record Holders (each, a “Surrender Event”).

(c)           Dividends, Etc.  Any securities of the Company distributed in respect of or in exchange for any of the Deposit Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Company or its nominee specified in writing and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account.  Such securities shall be considered Deposit Shares for purposes hereof.

2.            Distribution of Deposit Shares.

(a)          Upon the occurrence of a Surrender Event in the good faith determination of the Board of Directors of the Company, the Company shall provide written notice to the Escrow Agent and each Depositor (a “Surrender Notice”) that states that there has been an occurrence of the relevant Surrender Event, and the Escrow Agent shall take the following actions:

(i)           In the event that, within five (5) Business Days after the giving of the Surrender Notice in accordance with this paragraph 2(a), no Depositor has disputed the basis of the giving of the Surrender Notice (i.e., that one or more of the Surrender Events stated in the Surrender Notice to have occurred has not occurred) by giving written notice thereof to Escrow Agent (a “Dispute Notice”), then the Escrow Agent shall deliver the certificates representing all of the Deposit Shares to the Company, whereupon the Company shall retain the number of shares of Parent Common Stock specified in Section 1.14(c) of the Merger Agreement with respect to such Surrender Event (adjusted as provided below) (the “Surrendered Shares”), the Surrendered Shares shall be cancelled by the Company and shall no longer be outstanding (for avoidance of doubt, the Surrendered Shares shall not be retained by the Company in treasury or otherwise), and the Company shall, or shall cause its transfer agent to, issue and deliver to each Depositor, or its nominee specified in writing, a certificate, registered in the name of such Depositor or its nominee, representing such Depositor’s share of the difference, if any, between the total number of Deposit Shares and the number of Surrendered Shares so cancelled, pro rata based on each Depositor’s share of the total number of Deposit Shares as reflected on Schedule A; and

(ii)          In the event that, within five (5) Business Days after the giving of the Surrender Notice in accordance with this paragraph 2(a), any Depositor shall have delivered to the Escrow Agent a Dispute Notice (with a copy of the Dispute Notice being given, in the form of a notice, to the Company), the stock certificate(s) evidencing the Deposit Shares shall not be delivered to either the Company or the Depositor but retained by the Escrow Agent pending a further agreement executed by both the Company and the Depositor(s) who had delivered such Dispute Notice to the Company as to the disposition of all or any portion of such stock certificate(s) (and the outstanding nature of the Deposit

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Shares evidenced by such stock certificate(s)) or receipt of a final non-appealable judgment or final non-appealable order of a court of competent jurisdiction as to such disposition (and the outstanding nature of such Deposit Shares, in which case the Escrow Agent shall dispose of such stock certificate(s) in accordance with such written agreement, judgment or order).

(b)           If the Company, at any time prior to the occurrence of a Surrender Event, (i) pays a stock dividend in or otherwise makes a distribution or distributions payable in shares of Parent Common Stock on Parent Common Stock, (ii) subdivides outstanding shares of Parent Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Parent Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Parent Common Stock, any shares of capital stock of the Corporation, then the number of shares of Parent Common Stock specified in Section 1.14(c) of the Merger Agreement with respect to each Surrender Event shall be deemed to be shall be proportionately increased or decreased. Any adjustment made pursuant to this Section 2(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  If any event occurs as to which the other provisions of this Section 2(b) are not strictly applicable but the lack of any adjustment would not fairly protect the rights of the Depositor in accordance with the basic intent and principles of this Agreement and Section 1.14(c) of the Merger Agreement, or if strictly applicable would not fairly protect the rights of the Company and Depositor in accordance with the basic intent and principles of such provisions, then the Company’s Board of Director shall, in good faith and subject to applicable law, make an appropriate adjustment to protect the rights of the Company and Depositor.

(c)           At 6:00 p.m. New York time on the tenth Business Day following the date that is five (5) months after the earlier of (x) the date on which the Subscription Note is fully satisfied or (y) the maturity date of the Subscription Note (the “Termination Date”), the stock certificate(s) evidencing (or appropriately denominated alternative stock certificate(s) evidencing) any Deposit Shares that remain in the Escrow Account and are not the subject of a pending Surrender Notice (regardless of whether any Dispute Notice with respect thereto is then pending), shall be returned to the Depositor, such stock certificate(s) to evidence the Depositor’s share of such remaining Deposit Shares, pro rata based on each Depositor’s share of the total number of Deposit Shares.

(d)           Notwithstanding anything to the contrary contained in paragraphs 2(a) and 2(c), the Escrow Agent shall make such other disposition of the stock certificate(s) evidencing the Deposit Shares as is set forth in a written notice to Escrow Agent executed by both the Company and each Depositor.

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(e)           Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute between the Company and Depositor as to the return to the Company or release to Depositor of any of the Deposit Shares then represented by Deposit Stock Certificates held in the Escrow Account, Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have such court determine the disposition of any Deposit Shares subject to such dispute and the Deposit Stock Certificate(s) evidencing such Deposit Shares (and the issued and outstanding nature of such Deposit Shares) and deposit the applicable Deposit Stock Certificate(s) and all the other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement with such court and shall be reimbursed by Depositor for all of the costs and expenses of Escrow Agent with respect to such interpleader action.  The Company and Depositor agree that any such action shall be brought only in a court of the State of New York located in New York County or in the Federal Court for the Southern District of New York (which courts are acknowledged by both the Company and Depositor as courts of competent jurisdiction).

3.             Fees and Expenses of Escrow Agent.  The Depositor shall pay the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

4.            Duties of the Escrow Agent.

(a)           Escrow Agent shall not be liable to any person or entity for any action taken in good faith and believed by Escrow Agent to be authorized or within the rights and powers conferred upon Escrow Agent under this Agreement.  Escrow Agent shall also have full and complete authorization and protection for any omission or any action taken, or suffered by Escrow Agent, in good faith.  Escrow Agent shall have no duties or obligations other than as expressly stated herein, and shall be protected and not liable for acting upon any notice, certificate or other communication not only with respect to its execution, validity and effectiveness of such notice’s, certificate’s, or other communication’s provisions, but also as to the truth and accuracy of any information therein contained, which notice, certificate or other communication Escrow Agent shall have, in good faith, believed to have been genuine or valid and which Escrow Agent, in good faith, believed to have been signed or presented by a proper person or persons.

(b)           Escrow Agent shall not be bound by any notice or demand with respect hereto, or any waiver, modification, amendment, termination or revision of this Agreement unless signed by both the Company and each Depositor (unless such notice or demand is a Surrender Notice or Dispute Notice, Payment Notice in which event the signature of only the party giving such notice under the applicable provisions of Article 2 shall be required) and delivered in writing to Escrow Agent and, if the duties of Escrow Agent are affected, unless Escrow Agent shall have given Escrow Agent’s prior written consent thereto.  Escrow Agent shall not be liable or responsible for anything done or omitted to be done by Escrow Agent in good faith, it being understood that Escrow Agent’s liability hereunder shall be limited solely to willful misconduct or gross negligence on its part.  Escrow Agent may rely conclusively on, and shall be protected from acting or refraining from acting upon, any written notice, instruction or request furnished to

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Escrow Agent hereunder and reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall be under no duty to inquire into the authority of any person acting in connection herewith or into the genuineness of any signature.

(c)           Escrow Agent or any successor which is hereafter appointed may, at any time, resign by giving written notice to both the Company and each Depositor and shall be discharged of Escrow Agent’s duties under this Agreement upon the appointment of a successor escrow agent.  In the event of any such resignation, a successor escrow agent shall be promptly appointed upon the mutual written agreement of the Company and each Depositor.  Any such successor escrow agent shall deliver to the Company and each Depositor a written instrument accepting such appointment hereunder and thereupon the successor escrow agent shall succeed to all the rights and duties of Escrow Agent and shall be entitled to receive the certificate evidencing the Deposit Shares and all the other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement.  In the event that a successor escrow agent is not appointed by the Company and the Depositor within 30 calendar days of such written notice, then Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have a successor agent appointed and deposit the certificate evidencing the Deposit Shares and all other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement with such court and shall be reimbursed by the Company for all of the costs and expenses of Escrow Agent with respect to such interpleader action.  The Company and the Depositor agree that any such action shall be brought only in a court of the State of New York located in New York County or in the Federal Court for the Southern District of New York (which courts are acknowledged by both the Company and the Depositor as courts of competent jurisdiction).

5.            Fees and Indemnification of Escrow Agent.

(a)     The Depositor agrees to indemnify Escrow Agent  and to hold Escrow Agent harmless from and against any loss, cost, liability or expense including reasonable legal fees (including, without limitation, fees generated by Escrow Agent’s internal staff) incurred by Escrow Agent relating to, arising out of or in connection with the acceptance or administration of Escrow Agent’s duties, or services rendered under this Agreement, including reasonable legal fees, costs and expenses of defending Escrow Agent against claims of liability or incurred in actions of interpleader arising hereunder.

(b)     Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by Escrow Agent under this Agreement and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss.

(c)      The Company acknowledges that Escrow Agent, as CKR, has acted, and will continue to act, as counsel to the Depositor and did act, prior to the Merger (as defined in the Subscription

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Agreement), as counsel to the Company.  The Company further acknowledges that there may be a potential or actual conflict of interests and agrees that such conflicting interests shall not be a basis for Escrow Agent being disqualified or limited, or not participating, in the exercise of powers or representation with respect to this Agreement, nor shall the Company seek to disqualify CKR from acting as counsel to the Depositor in any future matter, whether or not relating to this Agreement, and/or the Note, although both the Company and Depositor acknowledge that disqualification due to its status as a witness may be claimed or, on a court’s own initiative, be made.

6.            Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Deposit Shares in accordance with this Agreement, but any of the obligations of the Company and/or Depositor to the Escrow Agent under this Agreement shall survive such termination.

7.            Notices. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (a) personally delivered, against written receipt therefor, (b) forwarded by pre-paid certified or registered mail, return receipt requested, or (c) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at the address of such parties as follows:

If to the Company:

Tyme Technologies, Inc.
48 Wall Street - Suite 1100
New York, NY 10005
Attn: Steven Hoffman, President
Facsimile:

with a copy to (which shall not constitute notice hereunder):

Keith S. Braun, Esq.
Moritt Hock & Hamroff LLP
450 Seventh Avenue - 15th Floor
New York, NY 10123
Facsimile: 646-688-6096

If to the Depositor:

c/o GEM Global Yield Fund LLC SCS
590 Madison Ave., 36th Fl.
New York, NY 10022
Facsimile: 212-265-4035

with a copy to (which shall not constitute notice hereunder):

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CKR Law LLP
1330 Avenue of the Americas, 35th Floor
New York, NY 10019
Attn: Mark Crone
Facsimile: 212-400-6901

If to the Escrow Agent:

CKR Law LLP
1330 Avenue of the Americas, 35th Floor
New York, NY 10019
Attn: Mark Crone
Facsimile: 212-400-6901

or, in the case of any of the parties to this Agreement, at such other address as such party shall furnish to each of the other parties in accordance with this Section 7.  Notices and other communications delivered personally shall be deemed given as of the date of actual receipt; mailed notices and other communications shall be deemed given as of the date three Business Days following such mailing; and notices and other communications sent via overnight courier service shall be deemed given as of the date on Business Day after delivery to such courier service.

8.     General.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and permitted assigns.

(b)           This Agreement and the rights and obligations of the parties contained in this Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to its choice and/or conflict of laws provisions.  Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of New York, or the U.S. District Court for the Southern District of New York.  All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be affected by the means by which notices are to be given under this Agreement.

(b)           This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

(c)           This Agreement may not be changed, modified or rescinded orally.  Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought.  Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the obligations contemplated by this Agreement or

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contemplated hereby, shall not be effective unless made in a writing signed by the party against whom the enforcement of any such waiver is sought.  A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to any further acts or omissions, regardless of whether they are of the same or similar nature.

(d)           This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)           This section and other headings contained in this Agreement are for purposes of reference only, and shall not affect the meaning or interpretation of this Agreement.

(f)            Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(g)           Each party hereto shall be responsible for their legal and other fees and expenses relating to the negotiation, execution and delivery of this Agreement and related agreements, and the consummation of the transaction contemplated by this Agreement.

(h)           For purposes of this Agreement, the capitalized term “Business Day” shall mean any calendar day other than a Saturday, Sunday or other day on which banks in the City of New York are authorized or directed to be closed.

(i)            In the event that any portion of the Escrow Account shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person or firm, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(j)            This Escrow Agreement shall terminate on the date on which all of the Deposit Stock Certificates have been released from the Escrow Account by the Escrow Agent in accordance with this Agreement; provided, however, the provisions of Article 5 shall survive such termination.

(k)           So long as no Surrender Event shall have occurred, Depositor may exercise any and all voting and other consensual rights pertaining to any and all of the Deposit Shares evidenced by Deposit Stock Certificates held in the Escrow Account.

(l)            Subject to the provisions of paragraph 2(b), any dividends, interests or other distributions made with respect to each Deposit Share then held in the Escrow Account shall attach to and be deemed part of such Deposit Share and shall be returned to the Company or released to Depositor at the same time such Deposit Share is returned to the Company or released to Depositor.

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(m)          Unless otherwise expressed, all references in this Agreement to sections and paragraphs shall refer to the specified section or paragraph of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

COMPANY:

TYME TECHNOLOGIES, INC.

By:	/s/ Steven Hoffman
Name:	Steven Hoffman
Title:	President

DEPOSITOR:

GEM GLOBAL YIELD FUND LLC SCS

By:	/s/ Christopher Brown
Name:	Christopher Brown
Title:	Manager

ESCROW AGENT:

CKR LAW LLP

By:	/s/ Mark E. Crone
Name:	Mark E. Crone
Title:	Co-Managing Partner

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SCHEDULE A

Depositor	Number of Deposit Shares	Issuer	Class	Certificate No(s).
GEM Global Yield Fund LLC	3,500,000	Tyme Technologies, Inc.	Common

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